Exhibit 10

AMERICAN TOWER CORPORATION

2005 BASE SALARY AND CASH BONUS INCENTIVES

WITH NAMED EXECUTIVE OFFICERS

As set forth in the American Tower Corporation (the “Company”) Proxy Statement for the Company’s 2005 Annual Meeting of Stockholders, the Company has entered into letter agreements with its Named Executive Officers relating to their employment with the Company. The Company entered into these agreements in August 2001 (for Mr. Taiclet), November 2003 (for Messrs. Hess, Moskowitz and Singer) and February 2004 (for Mr. Gearon), and has included these agreements as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2004. For 2005, the Compensation Committee of the Company’s Board of Directors approved an increase in base salary and an increase in target bonus potential above the amounts originally set forth in these letter agreements. The following table sets forth the annual base salary and cash bonus incentives for 2005, based on the achievement of various performance goals, for each of the Company’s Named Executive Officers, as of March 31, 2005:

Name	Base Salary	Target Bonus Potential (percent of Base Salary)
James D. Taiclet, Jr.	$726,000	50%
Chairman of the Board, President and Chief Executive Officer

Bradley E. Singer	520,000	50%
Chief Financial Officer and Treasurer

J. Michael Gearon, Jr.	429,000	50%
President, American Tower International and
Vice Chairman, American Tower Corporation

Steven J. Moskowitz	429,000	50%
Executive Vice President and President, U.S. Tower Division

William H. Hess	312,000	50%
Executive Vice President, General Counsel and Secretary

In addition, the foregoing persons are eligible to receive equity awards under the Company’s Amended and Restated 1997 Stock Option Plan as determined by the Compensation Committee.

Additional information about compensation for the Company’s Named Executive Officers, including 2004 cash bonus awards and equity awards, is set forth in the Proxy Statement for the Company’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2005.